SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2005

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Ave., Campbell, CA		95008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement

The disclosure contained under Item 2.03 below is incorporated herein by reference.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On June 28, 2005, Focus Enhancements, Inc. (the “Company”) entered into a second amendment to its Loan and Security Agreement with Greater Bay Bank, N.A. (“the bank”) dated as of November 15, 2004 (the “Loan Agreement”).  The second amendment provides that the Company may borrow up to $2.5 million through a bridge line of credit through one or more advances between June 28, 2005 and December 24, 2006, which is the bridge line maturity date (the “Maturity Date”).  On the Maturity Date, all bridge advances must be repaid. Carl Berg, a director and significant shareholder of the Company, has personally guaranteed the bridge line.

Payment terms under the bridge line are interest only until maturity and the bridge line is in addition to the Company’s existing $4.0 million accounts receivable based secured line of credit with the bank.  Interest is payable under the bridge line at prime plus 1% (currently 7%).  Obligations outstanding under the Loan Agreement, including the bridge line, are secured by the Company’s accounts receivable.

The Company intends to make a full draw down on the bridge line immediately and use such proceeds for general working capital purposes. Between the filing date of this Form 8-K and the Maturity Date the Company may repay and draw down on the bridge line multiple times so long as the total outstanding borrowings under the bridge line do not exceed $2.5 million.

In connection with Mr. Berg’s extension of his personal guarantee, the Company has agreed to continue Mr. Berg’s priority interest in the Company’s assets, except for the Company’s accounts receivable, which Mr. Berg has subordinated to the bank, and to issue to Mr. Berg a warrant to purchase 100,000 shares of common stock at an exercise price of $0.81 per share through June 28, 2009.

The Loan Agreement provides that upon the occurrence of an event of default, among other things, all outstanding amounts under the Loan Agreement become immediately due and payable.  Events of default under the Loan Agreement include among other items, the Company’s failure to comply with certain affirmative and negative covenants relating to the Company, its securities and its financial condition.

The Loan and Security Agreement, the First Amendment to the Loan and Security Agreement, the Second Amendment to the Loan and Security Agreement and the Affirmation of Security Agreement with Mr. Berg are included herein as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 4.01.                  Changes in Registrant’s Certifying Accountant

Appointment of new independent registered public accounting firm

On June 24, 2005, the Audit Committee of the Board of Directors of Focus Enhancements, Inc. (the “Company”) appointed Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm effective as of June 24, 2005. During the fiscal years ended December 31, 2003 and 2004, and through June 24, 2005, the Company did not consult Burr, Pilger & Mayer LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or regarding any other matters or reportable events described under Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

10.1         Loan and Security Agreement, dated as of November 15, 2004, by and between the Company and Greater Bay Bank, N.A. (incorporated by reference to Exhibit 10.29 filed on December 13, 2004 with the Company’s Registration Statement on Form S-3, File No. 333-121206).

10.2         First Amendment to Loan and Security Agreement, dated as of March 15, 2005 by and between the Company and Greater Bay Bank, N.A.

10.3         Second Amendment to Loan and Security Agreement, dated as of June 24, 2005, by and between the Company and Greater Bay Bank, N.A.

10.4         Affirmation of Security Agreement, dated as of June 27, 2005, by and between the Company and Carl E. Berg.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: June 29, 2005	By:	/s/ Gary Williams
	Name:	Gary Williams
	Title:	VP of Finance and CFO